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                                                                EXHIBIT 6.12

                                  AGREEMENT FOR THE
                               SALE OF CORPORATE ASSETS


       This Agreement For the Sale of Corporate Assets ("the Agreement") is executed and effective as of the date set forth hereinafter, by and between MEDIQUIK SERVICES, INC., a Delaware corporation ("Purchaser") and MEDIQUIK SERVICES, L.L.C., a Nevada limited liability company ("Seller"), for the purposes, consideration, premises and conditions hereinafter set forth.

       WHEREAS, Seller wishes to sell and Purchaser wishes to purchase certain specified assets of Seller's business on the conditions set forth in this Agreement.

       NOW, THEREFORE, in consideration of the mutual promises and conditions hereinafter set forth, the parties hereby AGREE as follows:

                                          I.

                                SALE OF CERTAIN ASSETS

       Seller hereby sells, conveys, transfers and/or assigns the following contracts (known, collectively, as "THE PROVIDER AGREEMENTS"):

       1) That one certain "ANCILLARY SERVICES PARTICIPATING PROVIDER AGREEMENT" (the PPO/EPO Networks), by and between The Seller and National Healthcare Alliance, dated February 06, 1998;

       2) That one certain "PARTICIPATING FACILITY AGREEMENT" by and between The Seller and Multiplan, Inc., dated February 01, 1998;

       3) That one certain "AGREEMENT" by and between The Seller and IntegraNet Physician Resources, Inc., dated June 17, 1998;

       4) That one certain "AGREEMENT" by and between Certus Healthcare, L.L.C. and The Seller, dated February 20, 1998;

       5) That one certain "HEALTHCARE SERVICE ANCILLARY AGREEMENT" by and between The Seller and USA Managed Care Organization, Inc., dated April 28, 1998;

       6) That one certain "ANCILLARY PROVIDER AGREEMENT", by and between The Seller and Global Medical Solutions, Inc., dated February 27, 1998; and

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                                      II.

                           ASSUMPTION OF LIABILITIES

       2.01 The Purchaser forgives Seller's indebtedness to Purchaser, in the amount of Sixty-four thousand four hundred four ($64,404.00) dollars, in connection with sums advanced by Purchaser, on behalf of Seller, totaling said amount.

       2.02 The Purchaser agrees to assume legal responsibility for, and to pay all obligations of Seller as to those certain Promissory Notes and/or Debentures, in which The Seller is the Maker/Payor, totaling $160,000.00.

       2.03 Purchaser, at its sole cost and expense, also agrees to defend any claim, case, or action brought against Seller, its officers, directors, agents or employees arising out of actions to recover sums claimed to be due and owing as to the Notes.

       2.04 Purchaser shall indemnify and hold Seller, its officers, directors, or employees, harmless from any suits or other actions for the purpose of seeking to collect monies claimed to be due and owing pursuant to the Notes, including but not limited to any claim or action brought by the Payees, their representatives, successors or assigns.

       2.05 Purchaser shall pay, or cause to be paid, any resulting negotiated settlement made by Purchaser or judgment issued by a court of competent jurisdiction, relating to the Notes.

                                     III.

                         TRANSFERENCE OF COMMON STOCK

       3.01 As partial consideration for the purchase and sale of assets, as set forth herein, Purchaser shall convey, assign, and otherwise, transfer a total of Two Million Eight Hundred Sixty Thousand (2,860,000), common shares of MediQuik Services, Inc. ("the Shares") to Seller or its designees, as set forth hereinafter.


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                                      IV.

                        REPRESENTATIONS AND WARRANTIES

       4.01  SELLER'S REPRESENTATIONS AND WARRANTIES.

             (a) That the Provider Agreements are fully executed and enforceable;

             (b)  That the Provider Agreements are fully assignable;

             (c) That there are no liens, encumbrances or suits threatened or filed in relation to the Provider Agreements;

             (d) That Seller is a duly organized, validly existing, and in good standing under the laws of the State of Nevada;

             (e) That the assignment of the Provider Agreements and the Notes has been fully authorized by the board of directors of Buyer as well as two-thirds (66 2/3 rds) of Buyer's shareholders eligible to vote as to this transaction;

             (f) That the Notes represent debt obligations of the Buyer that were incurred in the ordinary course of business.

       4.02  REPRESENTATIONS AND WARRANTIES OF PURCHASER:

             (a) That the Shares are fully authorized, unissued, shares of common stock of the Purchaser;

             (b) That the issuance of the Shares, as contemplated by this Agreement, is fully authorized by the board of directors of Buyer;

             (c) That the Shares are free and clear of all liens, claims or encumbrances;

             (d) That all applicable state and federal securities laws and regulations, if any, have been complied with in relation to the transfer of the Shares;

             (e) That Purchaser is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware;

             (f) That, in relation to the Provider Agreements, Purchaser is ready, willing and able to fulfill the obligations of Seller, pursuant to the Provider Agreements;

             (g) That the assignment of the Provider Agreements and assumption of the Notes has been fully authorized by the board of directors of Purchaser.


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                                      V.

                       GENERAL ADMINISTRATION PROVISIONS

       4.01 MULTIPLE ORIGINALS. This Agreement may be executed in multiple counterparts, and each such counterpart shall be deemed as an original instrument upon execution of this document.

       4.02 CHOICE OF LAW. This Agreement shall be construed and enforced in accordance with the laws of the State of Texas, and enforceable in Harris County, Texas.

       4.03 ASSIGNABILITY. Except with written consent of the other, the rights and obligations under this Agreement are not assignable by the parties to this agreement or their respective successors, assigns, heirs or legal representatives.

       4.04 NOTICES. Any notice, request, instruction or other communication required or permitted hereunder shall be deemed to be properly given when deposited in the United States Mail, postage prepaid, addresses as follows:


       SELLER:              MediQuik Services, L.L.C.
                            Mr. Ben L. Pierce
                            General Manager
                            (at address to be provided)

       PURCHASER:           MediQuik Services, Inc.
                            Attn:  Howard B. Butler, Jr.
                                   General Counsel
                            770 South Post Oak Lane
                            Suite 520
                            Houston, TX 77056

       4.05 ENTIRE AGREEMENT. This Agreement represents the entire Agreement by and between the parties hereto except as otherwise provided in this Agreement, and it may not be changed except by duly authorized written amendment, duly executed by all parties to this Agreement.


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       EFFECTIVE as of the 7th day of April, 1998.

 PURCHASER                               SELLER

 MediQuik Services, Inc.                 MediQuik Services, L.L.C.


 By: /s/ Grant M. Gables                 By: /s/ Ben L. Pierce
     ---------------------------------       ---------------------------------
        Grant M. Gables, its President          Ben L. Pierce, its Gen. Manager


                                   ACKNOWLEDGEMENT

STATE    OF   TEXAS  )(
                     )(
COUNTY OF HARRIS     )(

       This instrument was acknowledged before me on this the 7th day of April, 1998, by GRANT M. GABLES and BEN L. PIERCE.


                                                 /s/ Andre E. Faust
                                                 -----------------------------
                                                 NOTARY PUBLIC IN AND FOR
                                                 THE STATE OF TEXAS

My Commission expires:
___2-20-00________________












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